UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): November 14, 2025
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FIRST INTERSTATE BANCSYSTEM, INC.
(Exact name of registrant as specified in its charter)
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Delaware		001-34653	81-0331430
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street
Billings,	MT		59101
(Address of principal executive offices)			(zip code)

(406)	255-5311
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.00001 par value	FIBK	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 14, 2025, First Interstate BancSystem, Inc. (the “Company”) and Ms. Lorrie F. Asker, an Executive Vice President and Co-Chief Banking Officer (“Co-CBO”) of the Company, made a mutual decision at Ms. Asker’s prompting to terminate her service as such to the Company and to transition her employment with the Company, effective immediately, to an executive advisor role to the Company’s Chief Executive Officer (the “CEO”). In her new role, which is expected to be completed at the end of the first quarter of 2026 unless earlier terminated, Ms. Asker has agreed to assist the Company and its CEO with the transition of her Co-CBO role to Mr. Chris L. Shepler, the Company’s other Co-CBO, who has been appointed in connection with this transition as the Company’s sole Chief Banking Officer, as discussed further below.
In connection with the foregoing, the Company and Ms. Asker entered into a Transition and Separation Agreement and General Release, dated as of November 14, 2025 (the “Agreement”), a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference. Under the Agreement, Ms. Asker will continue to report to the CEO, and she will be expected, among other things, to provide strategic continuity and high-level support to the Company, to assist the CEO with the transition described above, to coordinate cross-functional initiatives, and to assist with the maintenance of client and employee relationships. For her services, Ms. Asker will continue to receive her current compensation and other benefits, including potential payout under any short-term incentive award granted to Ms. Asker prior to the transition period, subject to Ms. Asker’s continued employment with the Company through the payment date of any such award, and continued vesting of her outstanding long-term incentive awards through her employment term. Upon expiration of her provision of services to the Company, provided that her employment is not earlier terminated for “cause” or by Ms. Asker for “good reason” or by virtue of her earlier death or “disability” (as each of such terms are defined in the Agreement), her separation of employment will be treated as an involuntary termination of employment under Mr. Asker’s current employment agreement with the Company.
The foregoing description of the Agreement does not purport to be complete, and it is qualified in its entirety by reference to the full terms of the Agreement filed with this current report on Form 8-K. Investors and other interested parties are encouraged to read the full text of the Agreement because it contains important terms not included in the summary above.
As described above, on November 14, 2025, Mr. Shepler was appointed to be the Company’s sole Chief Banking Officer. In connection with the appointment, the Company entered into a new employment agreement with Mr. Shepler (the “Employment Agreement”), dated as of November 14, 2025, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference. The Employment Agreement has an initial term of one year and, absent earlier termination as contemplated under the Employment Agreement, will renew automatically for an additional one year term and on each subsequent anniversary date of the agreement. The Employment Agreement term also extends automatically for one additional 12-month period following a “change in control,” as such term is defined in the Employment Agreement. Under the Employment Agreement, Mr. Shepler’s initial annual base salary has been set at $480,000, with the amount to be reviewed for possible increase at least annually. In addition, on November 14, 2025, the Company granted Mr. Shepler performance-based restricted stock units with an aggregate grant date value of $50,000, which award is subject to the terms of the Company’s standard form of performance-based restricted stock unit grant agreement.
Under the Employment Agreement, if Mr. Shepler’s employment is terminated for “cause” (as defined in the Employment Agreement), he will not receive any compensation or benefits after the termination date. If Mr. Shepler’s employment is terminated without cause or if he terminates it for “good reason” (as defined in the Employment Agreement), Mr. Shepler will be entitled to be paid an amount equal to one times his annual base salary plus one times the average of the annual cash incentive compensation paid to Mr. Shepler during each of the three years immediately prior to the year in which the termination of employment occurs, with such amount to be payable over a period of 12 months. In addition, Mr. Shepler will be entitled to continued insurance coverage for up to 12 months. If Mr. Shepler’s employment is terminated without “cause” or if he terminates it for “good reason” within six months preceding or within 18 months after a “change in control”, Mr. Shepler will be entitled to receive an amount equal to the sum of two times his annual base salary, plus two times his annual cash incentive at “target” (as defined in the annual cash incentive plan) in effect for the year in which the “change in control” occurs, plus a pro-rata portion of his “target” bonus for the calendar year in the year in which the termination of employment occurs, with such severance amount to be payable over a period of 12 months. In addition, Mr. Shepler will be entitled to continued insurance coverage for up to 24 months. If the severance benefits would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended, such payment shall either be reduced so that it will not constitute an excess parachute payment, or paid in full, depending on which payment would result in Mr. Shepler receiving the greatest after-tax payment. In case of the latter, Mr. Shepler would be liable for any excise tax owed. The Employment Agreement also contains 12-month non-competition and non-solicitation restrictions following termination of Mr. Shepler’s employment (with such restrictions to extend to 18 months if the termination of employment occurs within 6 months preceding or within 18 months following a “change in control”).

The foregoing description of the Employment Agreement does not purport to be complete, and it is qualified in its entirety by reference to the full terms of the Employment Agreement filed with this current report on Form 8-K. Investors and other interested parties are encouraged to read the full text of the Employment Agreement because it contains important terms not included in the summary above.
Mr. Shepler, who is 50 years old, has served as the Executive Vice President and Co-CBO of the Company since September 2025. In this role, he was responsible for the Bank’s branches in Colorado, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, and South Dakota. With more than 30 years of leadership experience in commercial, business, wealth, and consumer/small business banking, Mr. Shepler brings a proven track record of driving growth, operational excellence, and client-centric innovation across some of the world’s leading financial institutions. Mr. Shepler most recently served as Managing Director and National Commercial Banking Region Coverage Executive at Wells Fargo, where he led a national team serving over 20,000 clients across four U.S. hubs. Prior to Wells Fargo, Mr. Shepler held senior executive roles at HSBC and Bank of America, where he spearheaded enterprise-wide integration initiatives, built high-performing teams, and launched scalable strategies that transformed client engagement and revenue performance. Mr. Shepler holds a Bachelor of Science in Business Administration from the University of Southern California.
Mr. Shepler was not appointed pursuant to any arrangement or understanding with any person, and Mr. Shepler does not have any family relationships with any directors or executive officers of the Company. Neither Mr. Shepler nor any of his immediate family has been a party to any transactions with the Company during the Company’s last two fiscal years, nor is any such transaction currently proposed, that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.
Cautionary Note Regarding Forward-Looking Statements

Statements contained in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are identified by the use of the terms “expected,” “will,” “look forward to,” “aim,” and similar words or phrases indicating possible future expectations, events or actions. Statements concerning the Company’s expectations concerning continued and future service arrangements with Ms. Asker and Mr. Shepler are forward-looking statements. Such forward-looking statements are based on current expectations, assumptions and projections about our business and the Company, and are not guarantees of our future performance or outcomes. These statements are subject to a number of known and unknown risks, uncertainties, and other factors, many of which are beyond our ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein. The Company has provided additional information about the risks facing its business in its most recent annual report on Form 10-K, and any subsequent periodic and current reports on Forms 10-Q and 8-K, filed by it with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made and are expressly qualified in their entirety by the cautionary statements set forth herein and in the filings with the Securities and Exchange Commission identified above, which you should read in their entirety before making any investment or other decision with respect to our securities. We undertake no obligation to update or revise any forward-looking statements contained in this report, whether as a result of new information, future events or otherwise, except as otherwise required by applicable law.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Agreement.

10.2	Employment Agreement

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 18, 2025

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ KIRK D. JENSEN
Kirk D. Jensen
Executive Vice President and General Counsel